SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549


FORM 8-K

CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report

(Date of earliest event reported):  December 30, 2003
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SEMPRA ENERGY
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(Exact name of registrant as specified in its charter)


CALIFORNIA
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1-14201
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33-0732627
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(State of incorporation
or organization)
(Commission
File Number)
(I.R.S. Employer
Identification No.


101 ASH STREET, SAN DIEGO, CALIFORNIA
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-
92101
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(Address of principal executive offices)
(Zip Code)



Registrant's telephone number, including area code
(619) 696-2034
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(Former name or former address, if changed since last report.)




FORM 8-K

Item 5.  Other Events

As previously reported, on August 25, 2003 the California Public
 Utilities Commission (CPUC) announced that it had denied a rehearing of its decision approving a settlement with our subsidiary San Diego
 Gas & Electric Company (SDG&E) allocating between customers and shareholders the profits from intermediate-term purchase power contracts that SDG&E had entered into prior to California's electric utility industry restructuring.
  As a result of the CPUC decision we recognized additional after-tax income of $65 million in the third quarter of 2003.

As also previously reported, an advocacy group for small consumers petitioned the California Court of Appeals to review the CPUC's decision approving the settlement. On December 30, 2003 the Court of Appeals granted the petition for review. We expect that the Court of Appeals will affirm the CPUC's decision.
 A decision is expected by the third quarter of 2004.






SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


SEMPRA ENERGY
(Registrant)


Date: December 30, 2003
By: /s/ Javade Chaudri
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Javade Chaudri

Exec. Vice President and General
Counsel